Exhibit 10.20

                                                                  CONFORMED COPY
                             STOCKHOLDERS' AGREEMENT


                     AGREEMENT, dated as of February 19, 1997, among Iron Mountain Incorporated, a Delaware corporation ("Acquiror"), those stockholders of Safesite Records Management Corporation, a Delaware corporation (the "Company") signatory hereto (the "Initial Stockholders"), including, without limitation, B. Thomas Golisano, an individual residing at 911 Panorama Trail South, Rochester, NY 14625 ("Golisano"), and James B. Wayman, Jr., an individual residing at 251 Old Billerica Road, Bedford, MA 01730 ("Wayman"), in his individual capacity and as custodian for Alexander B. Wayman and Catherine Lia Wayman and those other stockholders of the Company which have become party hereto by execution of an instrument in accordance with Section 6.8 hereof (the "Additional Stockholders" and, together with the Initial Stockholders, the "Stockholders").

                              W I T N E S S E T H:

                     WHEREAS, each of the Initial Stockholders is the beneficial and record owner of the shares of Common Stock, $.01 par value per share (the "Company Stock") of the Company, set forth opposite each such Initial Stockholder's name on Schedule A-1;

                     WHEREAS, concurrently with the execution of this Agreement, Acquiror and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which a wholly owned subsidiary of Acquiror will be merged with and into the Company (the "Merger"), with the Company continuing as the Surviving Corporation; and

                     WHEREAS, in order to induce Acquiror to enter into the Merger Agreement, the Stockholders wish to make certain representations, warranties, covenants and agreements in connection with the Merger.

                     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                     1.1 Definitions. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed thereto in the Merger Agreement and the following terms shall have the following meanings:

                     "Additional Stockholders" shall have the meaning set forth in the opening paragraph of this Agreement.



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                     "beneficially own" shall have the meaning set forth in Rule
13d-3 under the Exchange Act.

                     "Equity Securities" shall have the meaning set forth in Rule 405 under the Securities Act.

                     "Golisano" shall have the meaning set forth in the opening paragraph of this Agreement.

                     "Initial Stockholders" shall have the meaning set forth in the opening paragraph of this Agreement.

                     "Intention" shall have the meaning set forth in Section 2.1(f).

                     "Merger Agreement" shall have the meaning set forth in the second recital of this Agreement.

                     "Offer" and "Offer Consideration" shall have the meanings set forth in Section 3.7(a).

                     "Permitted Assignee" shall mean with respect to each Stockholder, (x) such Stockholder's lineal descendants, siblings and lineal descendants of siblings, (y) a trust for the benefit of, the estate of, executors, personal representatives, administrators, guardians or conservators of, any of the individuals referred to in the foregoing clause (x) (but only in their capacity as such) and (z) charitable trusts and charitable foundations formed by such Stockholder.

                     "Proportionate Share" shall mean, as to each Stockholder, a fraction the numerator of which is the Offer Consideration such Stockholder receives pursuant to the Offer and the denominator of which is the Offer Consideration all Stockholders receive pursuant to the Offer.

                     "Related Transaction" shall mean a transaction that is in contemplation of, or related or pursuant to, the Merger or the Merger Agreement.

                     "Restricted Stockholder" shall mean any Stockholder that, individually or together with its Affiliates, beneficially owns, or is a member of a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) that beneficially owns, 5% or more of Acquiror Stock.

                     "Sale" shall have the meaning set forth in Section 2.1(f).

                     "Stockholder Disclosure Letter" shall have the meaning set forth in Section 2.1(a).

                     "Third Party" shall mean a party or parties unaffiliated with either the Company or Acquiror.

                     "Transfer" shall have the meaning set forth in Section 3.8.

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                     "Voting Securities" shall have the meaning set forth in
Rule 405 under the Securities Act.

                     "Wayman" shall have the meaning set forth in the opening paragraph of this Agreement.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES
                               OF THE STOCKHOLDERS

                     2.1 Representations and Warranties of the Stockholders. Each Stockholder represents and warrants, severally but not jointly, to Acquiror as follows:

                     (a) Ownership of Company Shares. Except as disclosed in
Section 2.1(a) of the letter from the Stockholders to Acquiror, dated the date hereof or the date such Stockholder becomes party hereto (the "Stockholder Disclosure Letter"), such Stockholder is the beneficial owner of the shares of Company Stock set forth opposite such Stockholder's name on Schedule A-1, free and clear of all Liens and, except for this Agreement and the Merger Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which such Stockholder is a party relating to the pledge, disposition or voting of any shares of the Company Stock that are owned by such Stockholder, and there are no voting trusts or voting agreements with respect to such shares. The shares of Company Stock set forth opposite such Stockholder's name on Schedule A-1 constitute all of the outstanding shares of capital stock of the Company owned beneficially or of record by such Stockholder and such Stockholder does not have any options, warrants or other rights to acquire any additional shares of capital stock of the Company or any security exercisable or exchangeable for, or convertible into, shares of capital stock of the Company other than as set forth on Schedule A-1.

                     (b) Authority to Execute and Perform Agreements. Such Stockholder has the full legal right and power and all authority required to enter into, execute and deliver this Agreement and to perform fully such Stockholder's obligations hereunder. The execution and delivery of this Agreement by such Stockholder have been duly authorized by all requisite organizational action, if any, on the part of such Stockholder. This Agreement has been duly executed and delivered and constitutes the legal, valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms (subject to the Enforceability Exceptions).

                     (c) No Conflicts; Consents. (i) Except as set forth in
Section 2.1(c) of the Stockholder Disclosure Letter, the execution and delivery by such Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under
(A) any contract, agreement or other binding arrangement to which such Stockholder is a party or (B)

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any judgment, order, writ, injunction or decree of any court, governmental body, administrative agency or arbitrator applicable to such Stockholder.

                     (ii) Except as set forth in Section 2.1(c) of the Stockholder Disclosure Letter, no Governmental Authorizations or Private Authorizations are required to be obtained or made by such Stockholder in connection with the execution and delivery by such Stockholder of this Agreement and the consummation of the transactions contemplated hereby.

                     (d) Information Supplied. None of the information specifically supplied or to be supplied by such Stockholder with respect to such Stockholder for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated thereon or necessary to make the statements therein not misleading and
(ii) the proxy statement to be delivered to all stockholders of the Company (the "Proxy Statement") will, at the date the Proxy Statement is first mailed to the Company's Stockholders and at the time of the special meeting of Company Stockholders for the purpose of voting on the Merger Agreement, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                     (e) Investigation. Such Stockholder has had a full opportunity to review and discuss this Agreement, the Escrow Agreement and the Merger Agreement (including, without limitation, with respect to the representations and warranties in the Merger Agreement and the related Disclosure Schedule) and to ask all questions of the Company and its directors and executive officers necessary in order for such Stockholder to make an informed decision to enter into this Agreement.

                     (f) Intent to Transfer Shares. Such Stockholder has, and as of the Closing Date, will have, no present plan or intention (an "Intention") to sell, transfer, exchange, pledge (other than in a pre-existing bona fide margin account) or otherwise dispose of, including a distribution by a partnership to its partners, or a corporation to its shareholders, or any other transaction which results in a reduction of ownership (any of the foregoing, a "Sale") of any of the shares of Acquiror Stock issued to such Stockholder in the Merger, or any securities that may be paid as a dividend otherwise distributed thereon or with respect thereto, or issued or delivered in exchange or substitution therefor or upon exercise of options held by such Stockholder. For purposes of the preceding sentence, shares of Acquiror Stock (or the portion thereof) with respect to which a Sale will occur prior to the Merger shall be considered to be shares of Company Stock that are exchanged for Acquiror Stock in the Merger and then disposed of pursuant to an Intention. A Sale of Acquiror Stock shall be considered to have occurred pursuant to an Intention if, among other things, such Sale occurs in a related transaction. Subject to Section 3.8, each Stockholder (i) reserves the rights at any time after the Closing Date to evaluate his or her investment portfolio, including shares of Acquiror Stock and any other securities issued by Acquiror, in light of new, material developments, and to make such investment decision with respect to such securities as

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such Stockholder and his or her investment advisors, if any, shall deem to be in his or her best interests, and (ii) specifically disavows any undertaking to hold any securities issued by Acquiror for any specific period.

                                   ARTICLE III

                                    COVENANTS

                     3.1 No Disposition or Acquisition of Shares. Each Initial Stockholder agrees that, except as set forth in Section 3.1 of the Stockholder Disclosure Letter, such Initial Stockholder shall not sell, transfer, pledge, hypothecate, encumber or otherwise dispose of (except upon such Stockholder's death), or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance or other disposition of, any of the shares of Company Stock set forth opposite his or her name on Schedule A-1; provided, however, that each Initial Stockholder shall have the right to transfer such shares to a Permitted Assignee if such Permitted Assignee becomes a party to this Agreement and agrees to be bound by the terms hereof. Each Initial Stockholder agrees that the certificates representing the shares of Company Stock owned by him shall bear a legend indicating that such shares are subject to this Agreement, which legend may be removed upon termination of this Agreement.

                     3.2 Voting Arrangements. Each of Golisano and Wayman agrees that, except pursuant to this Agreement, he shall not grant any proxies, deposit any shares of Company Stock into a voting trust or enter into any voting agreement with respect to any shares of Company Stock now or hereafter owned, beneficially or of record, by him, other than proxies to vote such shares at any annual or special meeting of Stockholders of the Company on matters unrelated to the matters set forth in Section 4.1 hereof.

                     3.3 Satisfaction of Conditions to the Merger. Each of Golisano and Wayman agrees that each, in his capacity as a Stockholder, shall assist and cooperate with the parties to the Merger Agreement in doing all things necessary, proper or advisable under Applicable Laws as promptly as practicable to consummate and make effective the Merger and the other Transactions and each of them shall not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made or in any of the conditions set forth in Article 6 of the Merger Agreement not being satisfied. In addition, (i) Acquiror, Golisano and Wayman agree that they will enter into, or, in the case of Acquiror, cause its nominee to enter into, and, in the case of Golisano and Wayman, cause their Affiliate which owns any Property to enter into, a purchase and sale agreement relating to each Property reasonably satisfactory in form and substance to Acquiror, Golisano and Wayman, for the price of $2,200,000 for the Property located at 5 Fortune Drive, Billerica, Massachusetts, $2,400,000 for the Property located at 96 High Street, Billerica, Massachusetts, and $2,700,000 for the Property located at 520 Metro Park West, Rochester, New York, and (ii) Acquiror, Golisano and Wayman agree that they will enter into the Registration Rights Agreement.


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                     3.4 No Solicitation. Each Stockholder agrees that he shall not, nor shall he permit any of such Stockholder's Representatives (including, without limitation, any investment banker, attorney or accountant retained by such Stockholder) to, initiate, solicit or facilitate, directly or indirectly, any inquiries or the making of any proposal with respect to an Other Transaction, engage in any discussions or negotiations concerning, or provide to any other person any information or data relating to, such Stockholder for the purposes of, or otherwise cooperate in any way with or assist or participate in, or facilitate any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, a proposal to seek or effect an Other Transaction, or agree to or endorse any Other Transaction; provided, however, that nothing contained in this Section shall prohibit any Stockholder, if such Stockholder is a member of Board of Directors of the Company, from making any disclosure, in his or her capacity as a director of the Company, to other Stockholders of the Company that, in the reasonable judgment of the Company's Board of Directors in accordance with, and based upon the written advice of, outside counsel, is required under Applicable Law. Each Stockholder shall promptly advise Acquiror of, and communicate the material terms of, any proposal such Stockholder may receive, or any inquiries such Stockholder receives which may reasonably be expected to lead to such a proposal relating to an Other Transaction, and the identity of the Person making it. Each Stockholder shall further advise Acquiror of the status and changes in the material terms of any such proposal or inquiry (or any amendment to any of them). During the term of this Agreement, each Stockholder agrees that he shall not enter into any agreement oral or written, and whether or not legally binding, with any Person that provides for, or in any way facilitates, an Other Transaction, or affects any other obligation of the other Stockholders under this Agreement.

                     3.5 Standstill. Golisano agrees that, (i) from the date hereof until the Closing Date and (ii) from and after the Closing Date for so long as he shall be a Restricted Stockholder, he shall not, and shall use his best efforts to cause his Affiliates not to, without the prior written consent of the board of directors of Acquiror, (A) in any manner acquire, agree to acquire or make any proposal to acquire, directly or indirectly, any Equity Securities of Acquiror or any rights or options to acquire such Equity Securities (other than the shares of Acquiror Stock received by him in the Merger), (B) propose to enter into, directly or indirectly, a merger or other business combination involving Acquiror or propose to purchase, directly or indirectly, a material portion of the assets of Acquiror, (C) make, or in any way participate, directly or indirectly, in, any "solicitation" of "proxies" (as such terms are used in Regulation 14A under the Exchange Act) to vote or consent or seek to advise or influence any Person with respect to the voting of, or granting of a consent with respect to, any Voting Securities of Acquiror, (D) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) for the purpose of acquiring, holding voting or disposing of any Equity Securities of Acquiror, (E) otherwise act, alone or in concert with others, to seek to control or influence in any public manner or public forum the management or policies of Acquiror; provided, however, that the foregoing shall not limit the ability to vote any shares of any Equity Securities of Acquiror, (F) disclose any intention, plan or arrangement inconsistent with the foregoing, (G) advise, assist (including by knowingly providing or arranging financing for that purpose) or encourage any other Person in connection with any of the foregoing or (H) take any action which might require Acquiror to make

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a public announcement regarding the possibility of a transaction between
Golisano and Acquiror (including any of their respective Affiliates).

                     3.6 Non-Competition.

                     (a) Except with the prior written consent of Acquiror, for a period of five years from the Closing Date or the date of the closing of the Offer, each of Golisano and Wayman shall not disclose to others or use for his or others' benefit confidential information related to the Company or Acquiror and its Subsidiaries, including the names of customers, the contact persons at customers, pricing, the software programs utilized by the Company or Acquiror and its Subsidiaries in the operation of its business and all other information material to the operation, management, marketing or financing of the Company, Acquiror and its Subsidiaries which is not known or generally available to the public or competitors in the records management or records storage industries.

The confidentiality obligations of this Section shall not apply to information:

                     (i) which is required to be disclosed by judicial or administrative process or order, or by other requirements of law;

                     (ii) which is or becomes generally available to the public other than as a result of a breach of this Section;

                     (iii) which is received from a third party who obtained such information other than under an obligation of confidentiality; or

                     (iv) which Acquiror discloses on a nonconfidential basis or otherwise makes available to the general public or the trade.

                     (b) Each of the Golisano and Wayman agrees that he shall not, for a period of five years from the Closing Date or from the date of the closing of the Offer, directly or indirectly own, manage, engage in, participate in, provide advice to, be employed by or have a financial interest in, any enterprise which provides records management or records storage services to business facilities located in any jurisdiction in which Acquiror or the Company operates.

           This Section 3.6(b) shall not prohibit either Golisano or Wayman from acquiring up to five percent (5%) of any class of securities registered pursuant to the Exchange Act of any corporation which may engage in the records management storage service business in direct competition with the business of Acquiror within the geographical areas set forth in this Section 3.6.

                     (c) Each of Golisano and Wayman acknowledges that it has carefully read all the terms herein stated and agrees that the same are necessary for the reasonable and proper protection of the value of the Company; and that each and every covenant is reasonable with respect to such matter, length of time, and the geographical areas described; and that irrespective

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of all other conditions, the covenants and restrictions hereinabove provided shall be operative during the full period and throughout the geographical area described. In the event any court finds any such restraint or limitation to be unreasonable, then it is the intent of the parties that such court should determine the maximum restraint or limitation which is reasonable and enforcement will be of that restraint or limitation.

                     (d) Each of Golisano and Wayman acknowledges that confidential information in his possession related to the Company has particular value, the loss of confidentiality of which by communication to unauthorized persons cannot be reasonably or adequately compensated for by damages alone. Moreover, each of Golisano and Wayman agrees that any breach of paragraphs (a) and (b) of this Section 3.6 would give rise to damages which would be difficult to calculate. Therefore, the parties hereby agree that in the event of a breach of any of the terms and conditions of this Section 3.6, Acquiror shall be entitled to equitable relief by way of an injunction. This Section 3.6 shall not be construed as a limitation upon Acquiror's remedies for such breach.

                     (e) The restrictions contained in this Section 3.6 shall be broadly construed by any court having jurisdiction of the matter in order to protect Acquiror to the maximum degree possible.

                     3.7 Tender Offer; Commitment to Sell.

                     (a) If Acquiror terminates the Merger Agreement pursuant to
Section 7.1(d) thereof (other than a termination by Acquiror pursuant to Section 7.1(d)(ii)(B)(II) unless the reason for the failure to consummate the Merger prior to the Termination Date is due to any breach by the Company of its covenants therein or the failure of the representations and warranties of the Company to be true and correct in all material respects), it shall have the right, but not the obligation, to commence an offer (the "Offer") to purchase all of the outstanding Shares at a per share purchase price (the "Offer Consideration") equal to the Merger Consideration (assuming for such purposes that the commencement of the Offer would constitute a Change of Control under the Option Plans and, as a consequence thereof, there would be an acceleration of the Option Securities as of the date of commencement of the Offer, as set forth in Section 3.13(b) of the Disclosure Schedule). Shares tendered in the Offer shall be free and clear of all Liens. The Offer shall comply in all material respects with Applicable Law.

                     (b) Each of Golisano and Wayman hereby agrees that they will irrevocably tender their shares of Company Stock identified on Schedule A-1 hereto in any such Offer commenced by Acquiror and, in connection therewith, transfer to Acquiror all of the right, title and interest of each of Golisano and Wayman in and to such shares, free and clear of all Liens.

                     (c) All of the representations, warranties and covenants made by the Company in the Merger Agreement shall be deemed made in connection with the Offer by each Stockholder who tenders shares in the Offer, which representations, warranties and covenants shall survive for a period of one year after the closing of the Offer. Any claim for indemnification in respect of breaches of such representations, warranties and covenants shall be conducted in accordance with

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the provisions of Article 8 of the Merger Agreement and Article 5 of this
Agreement (except that there will be no Escrow Indemnity Fund).

                     (d) The closing of the Offer shall take place in accordance with the instructions set forth in the Offer. At such closing, (A) Acquiror shall make payment of the Offer Consideration to each Stockholder who tenders their shares in the Offer in shares of Acquiror Stock, which shares shall be duly authorized, validly issued, fully paid and nonassessable, and the cash portion of the Exchange Merger Consideration and cash in lieu of fractional shares, (B) each of Golisano and Wayman shall deliver to Buyer evidence reasonably satisfactory to Buyer and its counsel that all necessary authorizations, consents, orders, waivers and approvals have been obtained to vest in Buyer all of the right, title and interest of the Shares being transferred to Buyer by them, and (C) each Stockholder who tenders Shares in the Offer shall deliver to Acquiror the Certificates representing such Shares duly endorsed for transfer to Acquiror or with stock powers duly executed by such Stockholder and otherwise in a form and at the time which complies with the terms of the Offer.

                     (e) It is the understanding of Acquiror, and each of Golisano and Wayman hereby represents, that, in the event of an acquisition of shares of Acquiror Stock in the Offer, each of Golisano and/or Wayman will be acquiring the shares of Acquiror Stock to be acquired by him through the Offer for his own account for investment with no intention of presently distributing or reselling the same, subject, nevertheless, to his right to dispose of such Shares, or any part of any thereof held by him, if at some future time in his sole discretion he deems it advisable so to do. Each of Golisano and Wayman hereby agrees that he will not sell, transfer or otherwise dispose of any such shares of Acquiror Stock in violation of the Securities Act, and that such shares of Acquiror Stock may contain a legend, reasonably satisfactory to Acquiror, referring to the provisions of this Section. Each of Golisano and Wayman understands that the Company is not and will not be required to file a registration statement under the Securities Act in connection with any sale, transfer or other disposition of shares of Acquiror Stock which may be acquired by either Golisano or Wayman pursuant to the Offer.

                     (f) The undertakings in this Section 3.7 shall terminate upon the earlier of (i) the Effective Time, (ii) the termination of the Merger Agreement in accordance with Section 7.1 thereof (other than a termination which results in Acquiror having the right to make the Offer in accordance with this
Section 3.7) or (iii) six months after a termination which results in Acquiror having the right to make the Offer in accordance with this Section 3.7 (provided that on or before thirty days after such termination Acquiror shall have provided notice to Golisano of its intention to commence the Offer).

                     3.8 Post-Closing Transfer Restrictions. In the event the Merger is consummated as an Alternative Transaction, each of the Stockholders agrees that, from and after the Closing Date until the one-year anniversary thereof, such Stockholder shall not sell, transfer, pledge, encumber or otherwise dispose of, including through any "short sale" or derivative transactions (collectively "Transfer"), any shares of Acquiror


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Stock received by such Stockholder as a result of the Merger if, after giving effect to such Transfer, the aggregate number of shares of Acquiror Stock received in the Merger by all Stockholders and not Transferred would be less than a number of shares of Acquiror Stock having a value, as of the date of the Merger, of less than fifty percent (50%) of the value of all of the formerly outstanding Company Stock as of the same date. For purposes of the preceding computation, shares of Company Stock surrendered by dissenters or exchanged for cash in lieu of fractional shares of Acquiror Stock will be treated as outstanding Company Stock on the date of the Merger that has subsequently been Transferred, and all shares of Company Stock and all shares of Acquiror Stock held by the Stockholders and Transferred prior or subsequent to the Merger will be included in the computation.

                     3.9 [Intentionally Omitted.]








                                   ARTICLE IV

                               PROXY; CONVERSION;
                           ELECTIONS; WAIVER OF RIGHTS

                     4.1 Proxy. Each of Golisano and Wayman hereby agrees that, at any meeting of the stockholders of the Company, however called, and at every adjournment thereof, and in any action by written consent of the stockholders of the Company, to (a) vote all of the shares of Company Stock then owned, beneficially or of record, by him in favor of the adoption of the Merger Agreement as in effect on the date hereof (as such agreement may be amended (1) as contemplated by Section 7.3 of the Merger Agreement or (2) with the consent of such Stockholder) and each of the other transactions contemplated thereby and any action required in furtherance thereof, (b) vote such shares against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement, and (c) vote such shares against any Other Transaction or any other action or agreement that, directly or indirectly, is inconsistent with or that would, or is reasonably likely to, directly or indirectly, impede, interfere with or attempt to discourage the Merger or any other transaction contemplated by the Merger Agreement, including, but not limited to (i) any extraordinary corporate transaction (other than the Merger on the terms set forth in the Merger Agreement), such as a merger, consolidation, business combination, reorganization recapitalization or liquidation involving the Company, (ii) a sale or transfer of a material amount of assets of the Company, or (iii) any material change in the Company's corporate structure or business; provided, however, that, if either Golisano or Wayman is a member of the Board of Directors of the Company, nothing herein shall be construed to obligate such Stockholder or representative to act in his capacity as a director in any manner which may conflict with such Person's fiduciary duties as a director of the Company.

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                     In furtherance of the foregoing, (i) each of Golisano and
Wayman hereby appoints Acquiror and the proper officers of Acquiror, and each of them, with full power of substitution in the premises, its proxies to vote all his shares of Company Capital Stock at any meeting, general or special, of the Stockholders of the Company, and to execute one or more written consents or other instruments from time to time in order to take such action without the necessity of a meeting of the Stockholders of the Company, in accordance with the provisions of the preceding paragraph and (ii) Acquiror hereby agrees to vote such shares or execute written consents or other instruments in accordance with the provisions of the preceding paragraph.

                     The proxy and power of attorney granted herein shall be irrevocable during the term of this Agreement, shall be deemed to be coupled with an interest and shall revoke all prior proxies granted by such Golisano and Wayman. Each of Golisano and Wayman shall not grant any proxy to any person which conflicts with the proxy granted herein, and any attempt to do so shall be void. The power of attorney granted herein is a durable power of attorney and shall survive the disability or incompetence of such Stockholder.

                     4.2 Appraisal Rights. Each of Golisano and Wayman hereby waives his rights to appraisal under Section 262 of the DGCL with respect to any shares of Company Stock owned by him in connection with the transactions contemplated by the Merger Agreement. Each of Golisano and Wayman hereby agrees that he will not in any way attempt to influence, encourage or persuade any Person who beneficially owns any Company Stock to exercise any rights to appraisal such Person may have pursuant to Section 262 of the DGCL in connection with said transactions.

                     4.3 Waiver of Certain Rights. Each Initial Stockholder hereby waives and agrees not to assert any claims or rights it may have against any officer or director of the Company relating to or arising out of actions or omissions occurring at or prior to the Effective Time or the closing of the Offer, as the case may be, including, without limitation, in respect of approval or adoption of the Merger Agreement or the consummation of the Merger or the other transactions contemplated thereby.


                                    ARTICLE V

                                 INDEMNIFICATION

                     5.1 Indemnification in the Event of the Offer. Each Stockholder agrees that the indemnification provisions set forth in Article 8 of the Merger Agreement shall be applicable in the event Acquiror consummates the Offer pursuant to Section 3.7 hereof; provided, however, that only Stockholders who tender Shares in the Offer shall be responsible for such indemnification and




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



each such Stockholder shall only be responsible for such Stockholder's Proportionate Share of any claim. In addition, (i) the Escrow Indemnity Period shall terminate on the first anniversary of the closing of the Offer and the Closing Date shall be deemed to be the closing of the Offer, (ii) the amount of Acquiror Stock received by each Stockholder who tenders Shares in the Offer shall be adjusted to reflect the escrow to be established, and (iii) each Stockholder will agree to execute the Escrow Agreement with such changes therein, if any, as are necessary to reflect the differences between the Merger and the Offer.

                     5.2 Exclusive Remedy. Except as otherwise provided in
Article 8 and Section 9.8 of the Merger Agreement, the indemnification provided in this Article shall be the sole and exclusive post-Closing remedy available to Acquiror against the Stockholders for any Claim under this Agreement.


                                   ARTICLE VI

                                  MISCELLANEOUS

                     6.1 Termination. This Agreement shall terminate upon the earlier to occur of (i) the mutual consent of Acquiror and all of the Stockholders, (ii) one year after the termination of the Merger Agreement prior to the consummation of the Merger and (iii) the tenth anniversary of the Closing Date.

                     6.2 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

                     6.3 Notices. Notices, requests, permissions, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given if signed by the respective persons giving them (in the case of any corporation the signature shall be by an officer thereof) and delivered by hand, deposited in the United States mail (registered or certified, return receipt requested), properly addressed and postage prepaid, or delivered by telecopy:

                     If to Acquiror, to:

                     Iron Mountain Incorporated
                     745 Atlantic Avenue, 10th Floor
                     Boston, Massachusetts 02111
                     Telephone:           (617) 357-4455
                     Telecopy:            (617) 350-7881
                     Attention:           Chairman of the Board


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


                     with a copy to:

                     Sullivan & Worcester LLP
                     One Post Office Square
                     Boston, Massachusetts 02109
                     Telephone:           (617) 338-2800
                     Telecopy:            (617) 338-2880
                     Attention:           William J. Curry, Esq.

                     If to the Stockholders, to:

                     c/o B. Thomas Golisano
                     911 Panorama Trail South
                     Rochester, NY 14625
                     Telephone:           (716) 385-6666
                     Telecopy:            (716) 383-3428

                     with a copy to:

                     Woods, Oviatt, Gilman, Sturman & Clarke LLP
                     44 Exchange Street
                     Rochester, NY 14614
                     Telephone:  (716) 987-2821
                     Telecopy:   (716) 454-3968
                     Attention:  Harry P. Messina, Jr., Esq.

                     6.4 Counterparts. This Agreement may be executed in one or more counterparts and each counterpart shall be deemed to be an original, but all of which shall constitute one and the same original.

                     6.5 Applicable Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware without reference to choice of law principles, including all matters of construction, validity and performance.

                     6.6 Severability; Enforcement. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, each party agrees that a court of competent jurisdiction may enforce such restriction to the maximum extent permitted by law, and each party hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restriction. In furtherance of the foregoing, if any court construes any of the provisions of Section 3.6, or any part thereof, to be unreasonable because of the duration of such provision or the geographic scope thereof, such court shall have the power to reduce the duration or restrict the geographic scope of such provision and to enforce such provision as so reduced or restricted.

                     6.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

                     6.8 Additional Stockholders; Parties in Interest; Assignment. The parties hereto agree that, from time to time, any and all Additional Stockholders of the Company may be added as parties hereto by (i) approving a resolution or taking such other action at the Special Meeting as Acquiror and the Company may agree upon or (ii) executing a counterpart of this Agreement or an agreement by which such stockholder agrees to join and to be bound hereby, and without in either case further action by any party hereto or thereto. Neither this Agreement nor any of the rights, interest or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Notwithstanding the foregoing, for the purposes of Sections 3.5 and 3.6, the term Acquiror shall include any Entity controlling, controlled by or under common control with Acquiror, any successor, by operation of law or otherwise of Acquiror, or any entity controlling, controlled by or under common control with Acquiror, and any assignee of Acquiror.

                     6.9 Entire Agreement. This Agreement and the Merger Agreement and the Collateral Documents contain the entire understanding of the parties hereto and thereto with respect to the subject matter contained herein and therein, and supersede and cancel all prior agreements, negotiations, correspondence, undertakings and communications of the parties, oral or written, respecting such subject matter. There are no restrictions, promises, representations, warranties, agreements or undertakings of any party hereto or to the Merger Agreement or any of the Collateral Documents with respect to the transactions contemplated by this Agreement and the Merger Agreement and the Collateral Documents other than those set forth herein or therein or made hereunder or thereunder.

                     6.10 Specific Performance. The parties hereto agree that the remedy at law for any breach of this Agreement will be inadequate and that any party by whom this Agreement is enforceable shall be entitled to specific performance in addition to any other appropriate relief or remedy. Such party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

                     6.11 Headings; References. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All references herein to "Sections" or "Exhibits" shall be deemed to be references to Articles or Sections hereof or Exhibits hereto unless otherwise indicated.


                     [Signatures appear on following page.]

                     IN WITNESS WHEREOF, each of the parties hereto had caused this Agreement to be duly executed and delivered as of the day and year first above written.

                           IRON MOUNTAIN INCORPORATED


                           By: /s/ David S. Wendell
                                   ---------------------------------------------
                                   Name: David S. Wendell
                                   Title: President and Chief Operating Officer


                               /s/ B. Thomas Golisano
                                   ---------------------------------------------
                                   B. Thomas Golisano


                               /s/ James B. Wayman, Jr.
                                   ---------------------------------------------
                                   James B. Wayman, in his individual capacity
                                   and as custodian for Alexander B. Wayman
                                   and Catherine Lia Wayman



                      [Additional signature pages follow.]

                                   ---------------------------------------------
                                   Roselee Wayman


                                   ---------------------------------------------
                                   John Glynn


                                  /s/ Harvey H. Bundy III
                                   ---------------------------------------------
                                      Harvey H. Bundy III, in his capacities
                                      as Trustee for each of the Clark H. Bundy
                                      1992 Trust, Elizabeth Lowell Bundy 1996
                                      Trust, H. Hollister Bundy III 1990 Trust
                                      and Harvey H. Bundy III 1992 Trust


                                  /s/ Blakely F. Bundy
                                   ---------------------------------------------
                                      Blakely F. Bundy , in her capacities as
                                      Trustee for the Blakely F. Bundy 1992
                                      Trust and as Custodian for Reed F. Bundy


                                  /s/ David F. Bellet
                                   ---------------------------------------------
                                      David F. Bellet


                                  /s/ Hugh J. Rundle
                                   ---------------------------------------------
                                      Hugh J. Rundle


                                   ---------------------------------------------
                                   Paul R. Altavena


                                  /s/ Charles T. Graham
                                   ---------------------------------------------
                                      Charles T. Graham